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                                                                   Exhibit 99.2

                        FUSION MEDICAL TECHNOLOGIES INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       Special Meeting of the Stockholders
                              [            ], 2002

     The undersigned stockholder(s) of Fusion Medical Technologies, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special
Meeting of Stockholders and Proxy Statement and hereby appoints [    ] and
[    ], and each of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Special Meeting of Stockholders of Fusion Medical Technologies, Inc. to be held
on [    ], 2002 at [    ], local time, at the principal executive offices of
Fusion Medical Technologies, Inc. located at 34175 Ardenwood Boulevard, Fremont, CA 94555 and at any adjournment or postponement thereof, and vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

     This proxy will be voted as directed or, if no specification is made, will be voted FOR the proposal to approve and adopt the Agreement and Plan of Merger and Reorganization among Baxter International Inc., HB2002 Corporation, a wholly-owned subsidiary of Baxter International Inc., and Fusion Medical Technologies, Inc. and to approve the merger contemplated thereby. Furthermore, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies. Shares represented at the special meeting by proxies FOR the merger agreement will be voted FOR any motion to adjourn or postpone the special meeting to permit further solicitation of proxies.

            [Continued, and to be signed and dated, on reverse side]

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PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

THE FUSION MEDICAL TECHNOLOGIES, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

(1) The proposal to approve and adopt the Agreement and   FOR  AGAINST  ABSTAIN
    Plan of Merger and Reorganization among Baxter        [_]   [_]       [_]
    International Inc., HB2002 Corporation and Fusion
    Medical Technologies, Inc. and approve the transactions contemplated thereby.

I/We plan to attend the special meeting.                  [_]

I/We will not be attending the special meeting.           [_]

                                                   NOTE: PLEASE SIGN YOUR NAME
---------------------------------------------      EXACTLY AS IT APPEARS ON YOUR
Name:                                              STOCK CERTIFICATE(S). JOINT
                                                   OWNERS MUST EACH SIGN.  WHEN
Date:                                              SIGNING AS ATTORNEY,
     ---------------------------------------       EXECUTOR, ADMINISTRATOR,
                                                   TRUSTEE OR GUARDIAN, PLEASE
                                                   GIVE FULL TITLE AS SUCH. IF
                                                   A CORPORATION, PARTNERSHIP
                                                   OR OTHER ENTITY, PLEASE SIGN
                                                   IN FULL (INCLUDING TITLE).

---------------------------------------------
Name:


Date:
      ---------------------------------------

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.